Exhibit 99.1

                    BEFORE THE ARIZONA CORPORATION COMMISSION

WILLIAM A. MUNDELL
     CHAIRMAN
JIM IRVIN
     COMMISSIONER
MARC SPITZER
     COMMISSIONER

IN THE MATTER OF THE GENERIC                  DOCKET NO. E-00000A-02-0051
PROCEEDINGS CONCERNING ELECTRIC
RESTRUCTURING ISSUES.

IN THE MATTER OF ARIZONA PUBLIC               DOCKET NO. E-01345A-01-0822
SERVICE COMPANY'S REQUEST FOR
VARIANCE OF CERTAIN REQUIREMENTS OF
A.A.C. R14-2-1606.

IN THE MATTER OF THE GENERIC                  DOCKET NO. E-00000A-01-0630
PROCEEDING CONCERNING THE ARIZONA
INDEPENDENT SCHEDULING ADMINISTRATOR.

IN THE MATTER OF TUCSON ELECTRIC              DOCKET NO. E-01933A-02-0069
POWER COMPANY'S APPLICATION FOR A
VARIANCE OF CERTAIN ELECTRIC
COMPETITION RULES COMPLIANCE DATES.

IN THE MATTER OF THE APPLICATION OF           DOCKET NO. E-1933A-98-0471
TUCSON ELECTRIC POWER COMPANY FOR             DECISION NO. 65154
APPROVAL OF ITS STRANDED COST
RECOVERY.                                     OPINION AND ORDER


DATES OF HEARING:                  June 14, 2002 (pre-hearing); June 17, 18, 19,
                                   20, 21, 27, and 28, 2002

PLACE OF HEARING:                  Phoenix, Arizona

ADMINISTRATIVE LAW JUDGE:          Lyn Farmer

IN ATTENDANCE:                     William A. Mundell, Chairman
                                   Marc Spitzer, Commissioner

APPEARANCES:                       Mr. Jay L. Shapiro,  FENNEMORE  CRAIG and Mr.
                                   Michael  R.  Engleman,   DICKSTEIN,  SHAPIRO,
                                   MORIN &  OSHINSKY  on  behalf  of Panda  Gila
                                   River, L.P.;

                                   Mr. Lindy Funkhouser, Director, and Mr. Scott
                                   S. Wakefield, Chief Counsel, on behalf of the Residential Utility Consumer Office;

                                   Mr.   Thomas  L.  Mumaw,   Senior   Attorney,
                                   PINNACLE WEST  CORPORATION and Mr. Jeffrey B.

                                       1
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                                              DOCKET NO. E-00000A-02-0051 ET AL.


                                   Guldner, SNELL & WILMER; on behalf of Arizona Public Service Company;

                                   Mr. Raymond S. Heyman, ROSHKA, HEYMAN & DeWULF; on behalf of Tucson Electric Power Company;

                                   Mr.  Lawrence  V.   Robertson,   Jr.,  MUNGER
                                   CHADWICK,   on  behalf   of   Sempra   Energy
                                   Resources and Southwestern Power Group II;

                                   Mr. William P. Sullivan, and Mr. Michael A. Curtis, MARTINEZ & CURTIS, P.C., on behalf of Reliant Energy Resources;

                                   Mr. Steven Lynn Wene, MOYES, STOREY; on behalf of PPL Southwest Generation Holdings, LLC; PPL EnergyPlus, LLC; and PPL Sundance Energy, LLC;

                                   Mr. Walter W. Meek on behalf of the Arizona Utility Investors Association;

                                   Mr. Randall H. Warner, JONES, SKELTON & HOCHULI, P.C., and Mr. Daniel W. Douglass, LAW OFFICES OF DANIEL W. DOUGLASS, on behalf of AES NewEnergy and Strategic Energy, L.L.C.;

                                   Mr. Greg Patterson on behalf of the Alliance;

                                   Mr. Roger K. Ferland, QUARLES & BRADY STREIGH
                                   LANG,   L.L.P.,   on  behalf  of   Harquahala
                                   Generating Company;

                                   Mr. Gary A. Dodge, HATCH, JAMES & DODGE, P.C., on behalf of Arizona for Choice and Electric Competition;

                                   Mr. Robert J. Metli, CHEIFETZ & IANNITELLI, on behalf of Citizens Communications Company; and

                                   Mr. Christopher K. Kempley, Chief Counsel and Ms. Janet F. Wagner, Staff Attorney, Legal Division, on behalf of the Utilities Division of the Arizona Corporation Commission.

BY THE COMMISSION:

     On October 18, 2001, Arizona Public Service Company ("APS") filed a Request for a Partial Variance to A.A.C. R14-2-1606(B) and for Approval of a Purchase Power Agreement ("Variance/PPA") (Docket No. E-01345A-01-0822).

.. . .

                                       2                    DECISION NO. _______
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                                              DOCKET NO. E-00000A-02-0051 ET AL.


     A Procedural Conference was held on December 5, 2001, to discuss procedural issues and the appropriate scope of the proceeding. APS filed direct testimony on December 12, 2001, and the parties filed briefs on December 19, 2001.

     By Procedural Order issued January 22, 2002, the Commission opened this generic docket on electric restructuring (Docket No. E-00000A-02-0051). The Commissioners, through a series of letters, requested that the parties respond to questions about electric competition.

     On January 28, 2002, Tucson Electric Power Company ("TEP") filed a Request for Variance (Docket No. E-01933A-02-0069).

     On January 30, 2002, the Commission's Utilities Division Staff ("Staff") filed a Response to the Procedural Order establishing the generic docket and requested consolidation of all related electric competition dockets, including the generic docket, the APS variance request, the TEP variance request, the Arizona Independent Scheduling Administrator ("AISA") inquiry, and the TEP request to amend its market generation credit, Docket No. E-01933A-98-0471.

     A Procedural conference was held on January 31, 2002, to discuss procedural issues and on February 8, 2002, a Procedural Order was issued consolidating the dockets, ordering Staff to file a Staff Report in the Generic Docket, and establishing a hearing date on APS' Variance/PPA application.

     Intervention was granted to the following: the Residential Utility Consumer Office ("RUCO"); Reliant Resources, Inc. ("Reliant"); Panda Gila River, LP (Panda"); Arizona Competitive Power Alliance ("Alliance"); Arizonans for Electric Choice and Competition ("AECC"); Harquahala Generating Co., LLC ("Harquahala"); Arizona Utility Investors Association ("AUIA"); Sempra Energy Resources ("Sempra"); Southwestern Power Group II, Inc. ("SWPG"); AES New Energy Inc. ("AES NE"); Strategic Energy, LLC ("Strategic"); Toltec Power Station, LLC; Bowie Power Station, LLC; PG&E National Energy Group; Arizona Transmission Dependent Utility Group; Duke Energy Arlington Valley, LLC; Duke Energy North America, LLC; Kroger & Co.; Land & Water Fund of the Rockies; Arizona Cogeneration Association; Conoco, Inc.; APS Energy Services Co., Inc.; Department of Defense; Stirling Energy System; Arizona Consumer Council; Southwest Energy Efficiency Project; and Arizona Community Action Association ("ACAA").

     On March 19, 2002, Panda Gila River, L.P. ("Panda") filed a Request for Order to Show Cause.

     On March 22, 2002, Staff filed its Staff Report in this Generic Docket, summarizing the parties' answers to the Commissioners' questions and making recommendations about electric restructuring.

                                       3                    DECISION NO. _______
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                                              DOCKET NO. E-00000A-02-0051 ET AL.


     On April 22, 2002, APS filed a Motion for Determination of Threshold Issue, which indicated that APS intended to submit its "30-day letter" regarding the asset transfer on approximately August 1, 2002, irrespective of the Commission's resolution of the Variance/PPA request or the proceedings in the generic electric docket.(1)

     On April 25, 2002, the Commission held a Special Open Meeting at which the Commission stayed the APS Variance/PPA hearing, denied Panda's Request for an OSC, and directed that certain issues be addressed in the Generic Docket.

     By Procedural Order issued on May 2, 2002, a hearing was set on the issues identified by the Commission, including: the transfer of assets and associated market power issues; Code of Conduct; Affiliated Interest Rules; and jurisdictional issues raised by Chairman Mundell, collectively referred to as "Track A" issues. Track B, Competitive Procurement, was also established. The Procedural Order also put the parties and the general public on notice that the Commission may initiate rulemaking(s), or, pursuant to A.R.S. ss. 40-252, after hearing, enter such orders as may be appropriate relating to electric restructuring, including variances from Commission rules and/or Decisions.

     Notice of the hearing was published in newspapers of general circulation in the APS and TEP service areas and statewide between May 26 and June 6, 2002.(2)

     The hearing was held as scheduled. No members of the public appeared to make public comment. Witnesses testified on behalf of APS, TEP, AUIA, AECC, RUCO, Panda, Harquahala, Sempra/SWPG, Reliant, AES NE/Strategic, and Staff.

     By Procedural Order issued on July 10, 2002, TEP's application to amend its market generation credit was removed from this consolidated proceeding.

     On July 10, 2002, the parties filed briefs.

                                   BACKGROUND

     On May 20, 1994, the Commission opened Docket No. U-0000-94-165 to investigate the introduction of retail electric competition. On December 26, 1996, the Commission issued Decision No. 59943, which adopted A.A.C. R14-2-1601 through 1616, the Retail Electric Competition Rules. Hearings were held on generic stranded cost issues, and on June 28, 1998, the Commission issued Decision No. 60977 on Stranded Costs. On August 10, 1998, in Decision No. 61071,

----------
(1) See footnote 3 to the Motion.
(2) Arizona Republic, Bisbee Daily Review, Sierra Vista Herald, Tri-Valley Dispatch, Douglas Daily Dispatch, Flagstaff Arizona Daily Sun, Holbrook Tribune/Silver Creek Herald, Parker Pioneer, Payson Round Up, Prescott Daily Courier, Sedona Red Rock News/Cottonwood Journal Extra/Camp Verde Journal/ Wickenburg Sun, Winslow Mail, Yuma Daily Sun, Arizona Daily Star, and the Tucson Citizen.

                                       4                    DECISION NO. _______
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                                              DOCKET NO. E-00000A-02-0051 ET AL.


the Commission adopted amended rules on an emergency basis, and on December 11, 1998, adopted the emergency rules on a permanent basis in Decision No. 61272. On January 11, 1999, the Commission issued Decision No. 61311, which stayed the Retail Electric Competition Rules and related decisions, including Decision No. 60977.

     On April 27, 1999, the Commission issued Decision No. 61677, which amended Decision No. 60977, the Commission's prior Stranded Cost decision. Decision No. 61677 ordered the Hearing Division to issue a Procedural Order to set dates for consideration of stranded costs and unbundled tariffs for each Affected Utility. The revised Retail Electric Competition Rules were published on May 14, 1999 and public comment sessions were held. On May 18, 1999, APS filed for approval of a settlement agreement and on June 9, 1999, TEP filed for approval of a settlement agreement. Hearings were held on both applications, and the Commission issued Decision No. 61973 (October 6, 1999) in the APS docket, and Decision No. 62103 (November 30, 1999) in the TEP docket. On September 29, 1999, the Commission issued Decision No. 61969, which approved the revised Retail Electric Competition Rules ("Retail Electric Competition Rules"). In Decision No. 62924 (October 10, 2000) the Commission adopted clarifying revisions to the Retail Electric Competition Rules.

     The Settlement Agreements provided and Decision Nos. 61973 and 62103 granted two-year extensions of time, until December 31, 2002, for APS and TEP to separate assets (A.A.C. 1615(A)(3)) and also granted a "similar two-year extension" for compliance with A.A.C. R14-2-1606(B)(4). APS planned to divest its competitive generation assets to a yet-to-be formed generation affiliate. The Addendum to APS' Settlement Agreement also provided that: "[a]fter the extensions granted in Section 4.1 have expired, APS shall procure generation for Standard Offer customers from the competitive market as provided for in the Electric Competition Rules. An affiliated generation company formed pursuant to this Section 4.1 may competitively bid for APS' Standard Offer load, but enjoys no automatic privilege outside of the market bid on account of its affiliation with APS." (4.1(3)).

.. . .

----------
(3) A.A.C. R14-2-1615(A) provides: "All competitive generation assets and competitive services shall be separated from an Affected Utility prior to January 1, 2001. Such separation shall either be to an unaffiliated party or to a separate corporate affiliate or affiliates. If an Affected Utility chooses to transfer its competitive generation assets or competitive services to a competitive electric affiliate, such transfer shall be at a value determined by the Commission to be fair and reasonable." ("Rule 1615(A)")
(4) A.A.C. R14-2-1606(B) provides: "After January 1, 2001, power purchased by an investor owned Utility Distribution Company for Standard Offer Service shall be acquired from the competitive market through prudent, arm's length transactions, and with at least 50% through a competitive bid process." ("Rule 1606(B)")

                                       5                    DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


     APS' Variance/PPA application stated that "adherence to the competitive bidding requirements of the Electric Competition Rules will not produce the intended result of reliable electric service for Standard Offer customers at reasonable rates" and requested that the Commission grant a partial variance to R14-2-1606(B) that would otherwise obligate APS to acquire all of its customers' Standard Offer generation requirements from the competitive market, and to approve a long-term purchase power agreement with its affiliate, Pinnacle West Capital Corporation ("PWCC").

     TEP's Variance application requested that the Commission grant an extension of the compliance dates in Rule 1606(B) and Rule 1615(A) to either December 31, 2003, or six months after the Commission has issued a final order in this docket, whichever occurs later.

     By Procedural Order issued February 8, 2002, the Commission determined that APS' Variance/PPA application required proceeding according to A.R.S. ss. 40-252 in addition to proceeding as a request for a rule variance. Our May 2, 2002, Procedural Order in this proceeding also stated that the parties and the general public are put on notice that the Commission may initiate rulemaking(s) or, pursuant to A.R.S. ss. 40-252, after hearing, enter such orders as may be appropriate relating to electric restructuring, including variances from Commission rules and/or Decisions and required notice to be given that provided as full notice and opportunity for participation on the part of the public as possible.

     The Track A issues to be resolved in this portion of the docket are: Issue #1 Market Power; Issue # 2 Divestiture; Issue # 3 Code of Conduct/Affiliate Transactions; and Issue # 4 Jurisdictional Issues.

                             ISSUE # 1 MARKET POWER

STAFF

On the issue of the condition of the wholesale market, Staff finds and recommends:

     1. The wholesale market is not currently workably competitive; therefore, reliance on that market will not result in just and reasonable rates.

     2.   APS has market power in its Phoenix Valley and Yuma load pockets.

     3.   TEP has market power in its Tucson load pocket.

     4. The Commission should require APS and TEP to produce market power studies accompanied by market mitigation plans before allowing them to divest.

     5. The wholesale market applicable to Arizona is poorly structured and susceptible to possible malfunction and manipulation.

                                       6                    DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


APS

     APS argues that the evidence presented at hearing demonstrated that its generation affiliate, Pinnacle West Electric Corporation ("PWEC") will not have unmitigated market power post-divestiture. APS states that all parties that conducted the Supply Margin Assessment ("SMA") analysis as used by the Federal Energy Regulatory Commission ("FERC") "came to the conclusion that APS passes the most recent and stringent market power test proposed by FERC in determining whether or not a wholesale electric market is functionally competitive." (APS Brief at pp 19-20). APS believes that the market power of generation owners within transmission-constrained areas is not caused by divestiture and will not be ameliorated by retention of load pocket generation, but will be mitigated by the "must-run" provisions of the AISA and the WestConnect protocols. Further, APS points out that A.A.C. R14-2-1609(I) requires that contracts for "must-run" generation must be in place prior to divestiture. APS believes that Staff's proposed new market power study is "unnecessary and assumes the existence of a problem requiring a solution." (APS Brief at p. 21)

TEP

     TEP believes that there is not sufficient consensus in the record upon which the Commission can make a decision as to how to quantify market power and how to resolve market power issues as they arise. Consequently, TEP recommends that the issue of market power should be subject to further evaluation.

PANDA

     Panda agrees with APS' witness, Dr. Hieronymus' definition of market power as "the ability to profitably sustain an above-competitive price in the marketplace." Panda's witness, Dr. Roach, testified that APS has both transmission and generation market power in both the APS Market as a whole and in the APS Valley Market. Dr. Roach's load pocket-specific SMA analysis for the Phoenix load center found that APS' market power in the Valley Market is even more significant than its market power in the region at large. (Roach direct at p.15) Panda recommends that the Commission should find that APS has market power today, and that its affiliate will have market power in the future.

     Although Panda does not believe that additional market power studies are necessary, it advises that if the Commission decides that market power analysis is essential, the SMA test, as adjusted by Dr. Roach, is the best approach to measuring market power. Dr. Roach identified three assumptions that tend to overstate the supply margin, which, according to him, results in an understatement of market power. He recommends modifying the SMA as applied by FERC to adjust for those factors. Dr. Roach criticized APS' witness, Dr.

                                       7                    DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


Hieronymus' SMA analysis for not accounting for the SMA test's inherent overstatement of supply margin; for not accounting for capacity that is foreclosed from competing by APS; and for significantly overstating import capacity into the APS region by including transmission facilities that APS does not own or control.

     Panda believes that APS' market power can be mitigated through competitive procurement. Panda believes that the market power problem in Arizona is not that there is an insufficient number of competitors, but that APS is in a position to foreclose the opportunity for those competitors to compete, such as with its proposed PPA which would allow APS to use its existing market power to protect two facilities built and owned as merchant plants by its affiliates, thereby harming ratepayers by forcing them to pay higher prices and bearing more market risk than necessary.

     Panda also believes that APS' position on market power is "ironic". According to Panda, when APS discusses whether it has market power, APS says it does not because of a "vast wholesale market and over 11,000 MW of import capacity", but when claiming it cannot competitively bid, it cites lack of competitors and existing transmission constraints. (Panda Brief at pp. 6-7)

RELIANT

     Reliant states that most parties "recognize that the transfer of all UDC generation assets to an affiliate will result in a concentration of market resources that provide the opportunity for the affiliate to exert market power on the wholesale generation market." (Reliant Brief at p. 4).

     Reliant proposed a "two-prong" approach that it believes alleviates both the market power and transmission-constraint issues. Reliant proposes a capacity auction that allows wholesale market participants to acquire specific portions of the output of capacity transferred by the UDC to an affiliate, and a competitive solicitation process structured as "slice of system" auctions. Bidders would compete to provide a specific percentage of APS' daily load requirement, using staggered delivery dates and varying contract lengths. Reliant believes that this is a potential market-based solution to concerns about short-term market power. It would avoid unnecessary delay in the implementation of competition for Arizona Standard Offer load, resulting in consumers receiving the benefits of competition in a timely manner. Further, Reliant asserts, it allows for the divestiture of generation assets and makes further market power studies unnecessary.

.. . .

.. . .

.. . .

.. . .

                                       8                    DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


AECC

     AECC signed and supports the APS and TEP Settlement Agreements and continues to believe they are in the public interest. However, the AECC does not want the Commission to ignore critical policy issues such as "the potential that market power could unfairly impact retail prices after divestiture and after the termination of existing price caps". (AECC Brief at p. 3) AECC notes that the "concerns expressed by APS and others about the near-term viability of the wholesale market make it difficult for divestiture to proceed within the time frame contemplated by the APS Settlement Agreement. [footnote omitted] APS, for example, has characterized the western wholesale market as `not functioning properly' because liquidity has `gone in the tank'" (AECC Brief at p. 5, quoting Jack Davis). Further, AECC notes that to "the extent that the Commission is not enamored with the proposed PPA, but otherwise shares APS' concerns about the wholesale market, the Commission will naturally be hesitant to allow divestiture to move forward on the current schedule without sufficient protections in place to protect the public interest." (AECC Brief at pp. 5-6). AECC recommends that the parties, including the Commission, should seek a consensus approach to market power testing, monitoring, and mitigation, and should proactively seek adoption of that approach by FERC.

AUIA

     AUIA believes that the threat of market power has been vastly overstated, and that the solution to the threat of market power can probably be found in Track B.

RUCO

     RUCO believes that electric deregulation is "in trouble." (RUCO Brief at p.
1) As support, RUCO states that "[e]lectricity wholesale markets in the western United States are dysfunctional and remain under federal price-cap controls" and that competition and its benefits have not materialized for Arizona's small retail customers, who will be charged for the costs of transition. RUCO supports Staff's recommendation that before divestiture is allowed to occur, a comprehensive market power study for the Arizona regional wholesale power market needs to be done. RUCO believes that the study should be performed on a cooperative basis with input from all parties through a technical advisory team, using computer-based modeling of strategic behavior. The results would be used to determine the future of electric restructuring in Arizona.

.. . .

.. . .

.. . .

.. . .

                                       9                    DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


             ISSUE # 2 DIVESTITURE OF COMPETITIVE GENERATION ASSETS

STAFF

     On the issue of asset transfer, Staff recommends:

     1. The Commission should immediately issue an order that stays Rule 1606.B, Rule 1615.A, and the transfer provisions of Decision No. 61973 and 62103 until the Commission can conclude that the wholesale market is workably competitive.

     2. The Commission should initiate a rulemaking proceeding to amend Rule 1615.A.

     3. The utilities should not be prohibited from transferring their generation assets. However, such transfers should not be permitted unless the transfer will serve the public interest.

     4. Asset transfers will promote competition, and thereby serve the public interest, as long as the wholesale market is workably competitive.

     5. In order to transfer its assets, a utility should file a market power study, a market mitigation plan, and a proposed code of conduct. It may be feasible for the Commission to consider these items in a consolidated proceeding.

     Staff points out that when the Commission approved the Electric Competition Rules and the Settlement Agreements, all the parties thought that retail competition was imminent - that the wholesale market would be competitive; that a significant number of retail competitors would be entering the market; and that customers would leave the incumbent utility and purchase power from the new competitors. Instead, Staff argues, the "wholesale market has faltered, the new competitors have failed to materialize, and incumbent utilities have not lost customers in any meaningful number." (Staff Brief at p. 2). Staff believes that the timing of the transfer is problematic. Staff states that "APS has admitted that implementation of the terms of the rules and the settlement agreements as they currently stand will put the public at risk." (Staff Brief at p. 5, citing testimony of APS witness Davis).

     In response to some witnesses' recommendations to rely on FERC to police the market, Staff cites the General Accounting Offices' ("GAO") conclusion that FERC has not yet defined or implemented an effective regulatory and oversight approach for competitive energy markets, which means that FERC "lacks assurance that today's energy markets are producing interstate wholesale natural gas and electricity prices that are just and reasonable." (Mundell Ex. A at pp. 5-6) The timing problem is also apparent in the lack of a functioning Regional Transmission Organization ("RTO"). According to Staff, it is not possible to comply with the competitive bidding requirements of 1606(B) by the end of the year, and even APS seems to agree.

                                       10                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


     Because the circumstances that the rules were designed to address have not developed, because asset transfer combined with an ineffective wholesale market places the public at substantial risk, and because it "appears that reliance on FERC to police the wholesale market may be ill advised", Staff recommends that the Commission should not allow asset transfer until it is convinced that the transfer is in the public interest. Staff advises that "[w]ithout conditions designed to address market structure concerns, the transfer is NOT in the public interest." (Staff Brief at p. 4, emphasis original).

     Staff believes that before the Commission decides whether a particular utility should be allowed to divest, the utility should indicate whether it wants to divest.(5) If a Company wants to divest, it should file market power studies and a proposed code of conduct, Track B should be concluded, and in any event, no reliability must-run generation ("RMR") should be divested. Staff's states that its recommendations on divestiture may have implications for future rate setting, because if a utility chooses to retain its assets, the Staff believes that the Commission should apply cost of service principles when setting rates.

     In response to APS' argument that the Commission is bound by the Settlement Agreement, Staff argues that the Commission is not contractually bound. Staff states that if a regulatory agency finds a proposed settlement to be reasonable, the terms of the settlement form the substance of a decision that binds all parties to the proceeding, and the approved agreement assumes the nature of an agency decision enacted in the public interest, losing its private contractual character. (Citing CAJUN ELEC. POWER COOP., INC. V. F.E.R.C., 924 F.2d 1132, 1135 (D.C. Cir. 1991). Staff also argues that it is unlikely that a contract was formed due to the Commission's amendments to the agreement. Staff further argues that, assuming for the sake of argument that a contract exists, it is unenforceable because the "alleged contract was based on the existence of a workably competitive wholesale market, and because a workably competitive market does not exist, the purpose of the alleged contract has been frustrated, thereby excusing performance." (Staff Brief at p. 19)

APS

     APS believes that divestiture will benefit APS customers in the long run and will not harm them in the short run. It acknowledges that the benefits of divesture are more long-term in nature, while the "risks of the market loom today". (APS Brief at p. 12) APS points out that through its Settlement Agreement, its customers have protection against the market through June 2004, and that intermediate to long-term protection for consumers is available through the proposed PPA.

----------
(5) Staff recommends that utilities should inform the Commission within 30 days of the conclusion of Track B.

                                       11                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


     APS argues that no party has presented a compelling argument against divestiture. APS cites other jurisdictions that have authorized divestiture without harm to consumers and in furtherance of industry restructuring as support for its own divestiture. APS argues that Staff's preconditions to divestiture are so ambiguous and onerous as to make timely divestiture impossible from both a regulatory and commercial standpoint. APS states that claims of horizontal market power concerns were not raised in 1999; no party suggested that another code of conduct was necessary to address other affiliate issues; and that competitive bidding has always been tied to divestiture and divestiture must occur first. APS believes that the parties' arguments on these issues are attempts to indefinitely delay or unnecessarily condition divestiture.

     APS states that divestiture has already been finally authorized by Decision No. 61073 and Rule 1615(A), and cannot be delayed or stayed in these proceedings without breaching the APS Settlement. According to APS, the Commission entered into a binding contract, and this interpretation has been upheld by the Arizona Court of Appeals. APS states that Staff's claimed change in circumstances, including the "failure of retail competition to develop as apparently Staff had envisioned back in 1999, the existence of market power during a few hours of the year in transmission constrained areas of APS service territory, the alleged `loss' of Commission jurisdiction over electric generation, and some non-specific concerns over the efficacy of the wholesale market" actually are not a change in circumstances or "represent changes irrelevant to the issue of divesture." (APS Brief at p. 9). APS believes that the "failure of the wholesale competitive market to develop as quickly as was once envisioned and the apparently inherent volatility and unpredictability of the wholesale electric market is a legitimate concern." (APS Brief at p. 10) However, APS' solution to that "legitimate concern" is approval of its PPA, not to delay divestiture. APS also argues that another "dramatic change of circumstances since 1999" was the creation of a new and separate generation affiliate.(6)

TEP

     TEP has requested, in its Variance, an "extension of the compliance date in Rule 1615.A, which requires that all competitive generation assets and competitive services be separated from TEP." TEP believes that the date should be extended to either December 31, 2003 or six months after the Commission issues a final order in this proceeding, whichever occurs later. In its Variance

----------
(6) Although APS claims that "APS has been REQUIRED by this Commission to create a new and separate generation affiliate" (APS Brief at p.9, emphasis added), the Electric Competition Rules (1615(A)) contemplate divestiture to either an "unaffiliated party or to a separate corporate affiliate or affiliates" and in Decision No. 61973 at page 10, we state that "[w]e also recognize the Company is making a business decision to transfer the generation assets to an affiliate instead of an unrelated third party", indicating that it was APS' choice to create a "new and separate generation affiliate".

                                       12                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


application, TEP states that "given the recent history - and current state - of the western power markets, TEP believes that neither an immediate transition to the 50% competitive bid requirement or the generation separation requirement is prudent at this time." (Variance Application at p. 4)

PANDA

     Generally, Panda supports the proposed divestiture of APS and TEP generation assets to an affiliate on the terms that were agreed to in the Settlement Agreements (i.e. that divestiture would be contemporaneous with competitive procurement). Panda believes that any divestiture of generation assets to affiliates should be conditioned on implementation of the competitive procurement framework as established in Track B. According to Panda, "[c]ompetitive procurement will yield substantial benefits to Arizona ratepayers because there is an emerging oversupply of generation capacity in the near term." (7) (Panda Brief at p. 3) Panda believes that competitive procurement will benefit Arizona ratepayers with or without divestiture. Panda argues that "[e]ven leaving aside replacement of inefficient or environmentally undesirable generation owned by APS today, APS needs significant additional generation to meet its needs in the future. APS should not be allowed to meet these needs without a reasonable market test to determine whether its arrangements for doing so are in the public interest. Specifically, the new RedHawk and West Phoenix plants built by APS' merchant generation affiliate must be subject to challenge through competitive procurement to assure Arizona ratepayers are getting the best deal in terms of price, risk, and reliability. Neither of these plants has gone through prudence review and neither is in rate base." (Panda Brief at p. 4)

     Panda believes that the concerns about divestiture raised by other parties can be addressed through a competitive bidding framework and an appropriate prudence review, but if the "above-market, self-dealing PPA is the only way to mitigate the market power of APS affiliates, then the Commission should reject divestiture." (Panda Brief at p.8).

RELIANT

     Reliant believes that allowing divestiture without appropriate competitive solicitation procedures in place and underway will "severely jeopardize the long-term viability of competition among wholesale suppliers in Arizona" and "places at risk the long-term viability of the existing and new generation projects constructed to serve the region's electrical demand." (Reliant Brief at

----------
(7) According to Panda, APS' projected summer 2003 load is approximately 6,000 MW and by that time or soon thereafter, 6,500 MW of new competitive supply will be on-line in the APS service territory, for a total of 12,500 MW of capacity potentially competing to serve 6,000 MW of load. (Panda Brief at p. 3)

                                       13                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


pp. 7 & 9) Reliant believes that by requesting a variance to 1606(B), APS effectively "stagnates the wholesale market in Arizona." (Reliant Brief at p.
10)

AECC

     AECC recommends that the Commission should "direct the parties to the APS and TEP settlement agreements (and other parties of interest) to make a prompt, good faith effort to address the following issues within the framework of the settlement agreements:

     (a) timing of divestiture - the parties should consider the need to modify the timing of divestiture, as necessary, to comport with the Track B findings, (e.g., in the event that competitive bidding is delayed, then divestiture may be delayed); alternatively, APS can bring forward, for the consideration of the other parties and the Commission, a power purchase agreement that provides a short-term `bridge' through 2003, to the extent such a product is needed to supplement APS' standard offer requirements in light of Track B findings;

     (b) longer-term power purchase agreement - APS can bring forward, for the consideration of the other parties and the Commission, a power purchase agreement that provides long-term resources using today's rate-based generation as part of a portfolio that is limited to meeting demand BEYOND the standard offer requirements that are competitively bid (as determined in Track B)." (AECC Brief at pp. 3-4).

AUIA

     AUIA believes that the Commission can safely allow APS to transfer its assets to PWEC and conduct a competitive solicitation within the limits imposed by the marketplace, or in the alternative, the Commission can examine the PPA concept proposed by APS. AUIA states that if none of these options are acceptable, the Commission should suspend the electric competition rules and continue cost-of-service regulation until it has completed a re-examination of electric competition in Arizona.

AUIA believes that the "Commission has a legal and moral obligation to abide by the terms of the 1999 Settlement Agreement it entered into with APS, absent a demonstration that extraordinary circumstances have intervened since then." (AUIA Brief at p. 6) AUIA believes that there has been no such showing in this proceeding.

SEMPRA/SWPG

     Sempra and SWPG argue that because Rule 1606(B) and 1615 are "intrinsically interwoven", and because of market power concerns, the Commission should "establish as a fundamental principle that generation asset transfers will not be allowed to occur under Rule 1615 until the competitive procurement process

                                       14                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


contemplated by and provided for under Rule 1606(B) has been implemented." (Sempra/SWPG Brief at p. 4). Sempra/SWPG define "implemented" to include: "(i) contracts for the provision of electric power have been awarded by UDCs pursuant to a Commission - approved competitive procurement process, (ii) the results of that process have been publicly announced and (iii) the resulting power procurement contracts have been reviewed and approved by the Commission." (Sempra/SWPG Brief at p. 4)

     Sempra/SWPG believes that it is premature to alter the deadlines for the asset transfers and competitive power procurement because they believe that a viable competitive procurement process may still be put in place by January 1, 2003; that APS and TEP could both still complete asset transfers prior to January 1, 2003; and that market power studies could be completed, evaluated and used constructively before the end of the year. Sempra/SWPG believe that asset transfer and implementation of competitive procurement could be phased in, to the extent, and when market power problems do not exist.

HARQUAHALA

     Harquahala believes that contracting for competitive procurement should occur prior to divestiture and that it should not include existing network transmission service rights.

RUCO

     RUCO recommends:

     1. Until the Commission is assured that FERC is adequately overseeing Arizona's wholesale electric market, the Commission should suspend the divestiture requirement.

     2. Once the Commission is confident that the wholesale market is workable and free of market power pricing, divestiture should be accompanied by purchase power agreements that assure Standard Offer customers have access to electricity at cost-based prices.

     3. If the Commission decides to allow divestiture without a PPA in place, it should delay divestiture for at least a year to conduct further study, including strategic behavior modeling, to accurately assess market conditions.

     4.   The Commission must balance the need for further study with the costs.

                ISSUE # 3 CODE OF CONDUCT/AFFILIATE TRANSACTIONS

STAFF

     On the issues of Code of Conduct and Affiliate Relationships, Staff recommends:

                                       15                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


     1. Any investor-owned utility that wants to purchase power from an affiliate within twelve months of a Commission decision in this docket must file a Code of Conduct for Commission approval within ninety days of a Commission decision in this docket.

     2. Any investor-owned utility that has already purchased power from an affiliate must file a Code of Conduct for Commission approval within ninety days of a Commission decision in this docket.

     3. Any investor-owned utility that has not made a filing in response to #s 1 & 2 above but in the future plans to purchase power from an affiliate must obtain Commission approval of a Code of Conduct before executing any affiliate transactions.

     4. Prior to a transfer of generation assets to an affiliate, an investor-owned utility must file a code of conduct for Commission approval unless such Code of Conduct has already been filed in response to recommendations #s 1, 2, or 3 above.

     5. The Commission should adopt a Code of Conduct to fill the gaps among existing Codes of Conduct.

APS

     On the issue of Code of Conduct/Affiliate Transactions, APS argues that it already has both a Commission-approved Code of Conduct and Policies and Procedures to effectuate the Code, and FERC-imposed Standards of Conduct, in addition to the affiliated interest rules, and that nothing is "broken" and in need of "fixing". However, APS states that if divestiture is permitted in accordance with the Settlement Agreement, APS would be willing to submit a revised Code of Conduct covering PWEC, PWM&T, and APS Energy Services. APS believes that divestiture should not be held up pending Commission consideration and approval of any amended Code of Conduct.

PANDA

     Panda believes that the "existing Code of Conduct and Affiliate Interest Rules do not adequately address problems of self-dealing, preferential treatment of affiliates and cross-subsidization of competitive services." (Panda Brief at p. 32) Panda agrees with Staff that "before divesting generation or transacting with an affiliate in any way, a UDC should be required to file with the Commission a proposed Code of Conduct that mitigates any potential for conflicts of interest, affiliate abuse, self-dealing or cross-subsidization, and which strictly limits access to commercially sensitive or confidential information." (Id. at 32) Further, Panda believes that notice should be provided to interested parties and an opportunity to comment on such a Code of Conduct should be

                                       16                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


provided, with a complaint process before the Commission if a UDC or any of its affiliates violates the Code of Conduct.

RELIANT

     Reliant agrees with Staff that further consideration of Codes of Conduct is appropriate to ensure that ratepayers do not subsidize non-regulated competitive operations, but that it should not cause a material delay in the competitive procurement of Standard Offer load.

SEMPRA/SWPG

     Sempra/SWPG support Staff's recommendation on adopting additional Code of Conduct requirements, but suggest that the Commission hold public hearings and/or an oral and written comment procedure on the Codes of Conduct filed in response to Staff's recommendations, and that such Codes of Conduct be in place by January 1, 2003.

                         ISSUE #4 JURISDICTIONAL ISSUES

STAFF

     On   the   Jurisdictional/Legal    issues,   Staff   made   the   following
recommendations:

     1. If an asset transfer occurs, the Commission will lose its ratemaking jurisdiction over those assets and will have no jurisdiction over any power purchase agreement that occurs after the transfer of assets.

     2. Once an asset transfer occurs, APS' acquisition of power would be wholesale transactions under the jurisdiction of the FERC.

     3.   The FERC has jurisdiction over both profit and not-for-profit RTOs.

     4.   The  Commission  is not  contractually  bound  by the  APS  Settlement
          Agreement

APS

     On the issue of jurisdiction of the Commission, APS asserts that the Commission will not lose any meaningful jurisdiction over the setting of retail rates as a result of generation divestiture. APS states that "[s]tate regulators have never had jurisdiction over most wholesale transactions." (APS Brief at p.
28) APS states that just as the Commission could not "deny rate recovery to a prudently acquired and operated resource that is used and useful in providing service" to a vertically integrated electric utility, the "Commission cannot deny rate recovery of a prudently acquired and administered purchase power expense that is used and useful in providing service to the Company's customers." (APS Brief at p. 29) APS states that the Commission's jurisdiction is not affected by the formation of or participation in a "for profit" RTO.

.. . .

                                       17                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


TEP

     On the jurisdictional issue, TEP states that it is unaware of any jurisdictional impact attributable to the "for-profit" status of WestConnect.

PANDA

     Panda argues that with divestiture, the Commission will not lose jurisdiction over "the most important aspect of its mandate: what APS' Standard Offer Service customers pay for APS purchases from its affiliate and other merchant generators for the capacity necessary to supply Standard Offer customers." (Panda Brief at p. 31) Panda recommends that the "Commission can and should condition any divestiture . . . on APS' agreeing to a market test prudency standard." (Id.) Panda further believes that the Commission will maintain substantial jurisdiction by its control of the competitive procurement process. Panda believes that the issue of for-profit or not-for profit RTO form does not affect the Commission's jurisdiction.

                              MISCELLANEOUS ISSUES

TRANSMISSION

     On the issue of Transmission, Staff recommends:

     1.   The  Commission   should  encourage  an  industry-wide   collaborative
          planning process to resolve transmission constraints (Smith Direct, Ex. S-13 at 25)

     2.   Staff   recommends   that  the  Commission   initiate  an  appropriate
          proceeding to consider the adoption of the following standards:

          a. There should be sufficient transmission import capability to reliably serve all loads in a utility's service area without limiting consumer access or benefit to more economical or less polluting generation located external to the service area.

          b. A power plant must have sufficient interconnected transmission capacity to reliably deliver its full output without use of remedial action schemes for single contingency (N-1) outages or displacing a priori generation interconnected at the same switchyard or on the same transmission lines.

     3. The Commission should order jurisdictional utilities to resolve RMR generation concerns. Specifically, the utilities should be ordered to:

          a. perform a study within thirty days of a Commission decision in Track A analyzing the merits of existing dependence on RMR generation instead of building transmission to resolve local transmission import reliability constraints;

          b. perform a study analyzing the merits of any future contemplated utilization of RMR to defer transmission projects; and

          c. file such RMR study reports with the Commission for review within thirty days of their completion and prior to implementing any new RMR generation strategies.

                                       18                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


     4. Staff recommends that the Commission should consider appropriate avenues to establish the following criteria:

          a. Future power plant applications for CECs should be denied for sufficiency purposes if they have not fulfilled the statutory technical study requirements demonstrating the impact of the project on the existing Arizona transmission system; and

          b. Power plants that fail to demonstrate the ability to reliably deliver to a market without displacing a priori generation interconnected at the same location or utilizing the same interconnected transmission system should not be granted a CEC.

     5. Both transmission providers and merchant power plants should share the burden and obligation to resolve Arizona's transmission constraints.

     In response to Staff's recommendation, APS states that the Commission should continue to monitor transmission issues and complete the next Biennial Transmission Assessment. APS and Staff agree that successful transmission planning will require collaboration with all affected parties, including parties not subject to the Commission's regulatory jurisdiction. APS believes that there are no "must run" or transmission market power issues that should affect the timing of divestiture.

PWEC'S GENERATION

     APS added an additional issue: termed the "West Phoenix and Redhawk" issue. APS states that although the West Phoenix Power Plant Expansion and Redhawk Power Units 1 and 2 are being constructed by PWEC and are therefore "merchant plants", they are being built to meet the reliability needs of APS' Standard Offer customers.

     APS also wants the Commission to address what it calls the "bifurcation issue" and states that the Commission should allow APS and its affiliates to recover all costs incurred in reliance on the provisions of the APS Settlement. Specifically, APS believes that the Commission should: "indicate that APS is entitled to recover all reasonable incurred and increased costs occasioned by the Commission's change in position" (including costs of its affiliates); allow "APS to acquire and finance the Dedicated Units presently owned by PWEC"; reconsider other aspects of the APS Settlement during the Company's next rate proceeding or in a separate proceeding held prior to the next rate case, including how to restore the "$234 million write-off" and "the one-third of divestiture-related costs the Company was forced to absorb under Decision No. 61973." (APS Brief at pp. 42-43.)

     Panda believes that APS introduced significant testimony going well beyond the identified Track A issues, mainly that the "PWEC merchant facilities were constructed 'for the benefit of APS customers.' Tr. At 130". Panda believes that

                                       19                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


whether PWEC's merchant facilities (RedHawk 1 & 2 and West Phoenix 4 & 5) should be transferred to APS is not before the Commission at this time.

     Panda notes that while APS presented evidence of steps it took to divest in reliance on the Settlement Agreement, there is nothing in the record of any reasonable, timely efforts to comply with the requirement to competitively procure power for its Standard Offer customers. Specifically, Panda states that there is "no evidence that APS ever issued an RFP, made a competitive solicitation on any significant scale for any period following entry of the APS Settlement Agreement, circulated its long-term energy or capacity requirements to any party, other than its merchant affiliate, to allow the market to be responsive to those needs, or otherwise sought a competitive alternative to its affiliate's construction projects. .. .In fact, the testimony in this proceeding demonstrated that APS is relying on affiliate transactions to supply needs in 2002, again without any apparent effort to solicit those needs from the competitive market." (Panda Brief at p. 6)

     In a footnote in its brief, Reliant states that PWEC must not be allowed to transfer RedHawk and West Phoenix to APS if divestiture does not occur, as these were built as competitive assets. According to Reliant, "[a]ny non-competitive transfer to APS will effectively eliminate the possibility of creating a robust competitive  wholesale  market,  and the  benefits to retail  customers . . . ."
(Reliant brief at p. 10)

RETAIL COMPETITION

     TEP proposed that if retail electric competition is to proceed at this time, the Commission should allow only customers with a load of 3 MW or more direct access for now.

     AES NE/Strategic discussed only one issue in their brief: TEP's proposal to deny retail customer choice to all of Arizona's residential customers and to commercial and industrial customers with load requirements of less than 3 MW.

     AES NE/Strategic believe that TEP's proposal is a fundamental breach of its Settlement Agreement. According to AES NE/Strategic, retail choice was a fundamental and significant element of the settlement; TEP seeks to preserve its own benefits gained under the Settlement while denying a fundamental benefit achieved by other parties to the Settlement; and TEP has failed to comply with its obligations to defend the Amended Settlement Agreement and has taken actions that are inconsistent with its provisions.

     AES NE/Strategic notes that TEP did not make any effort to discuss the issue or consult with other parties to the Settlement Agreement, but made a unilateral proposal in its testimony in this proceeding. AES NE/Strategic also argues that TEP's efforts to declare competition dead ignores TEP's own role in

                                       20                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


forestalling competition, citing as the primary reason why direct access customers returned to bundled service with TEP, the failure of TEP to pay the required competitive transition charge to direct access customers when market prices spiked in the west.

     AES NE/Strategic believes that if the Commission were to "accept TEP's anti-competitive proposal, the end result for retail competition in Arizona would be the same as if the Commission acted to repeal the Retail Electric Competition Rules adopted in September 1999 - it would be the death knell to retail competition in Arizona." (AES NE/Strategic Brief at p. 11)

     AECC criticized TEP and RUCO for introducing into the record proposed changes to Arizona's retail direct access program, which are outside the scope of this Track A proceeding. AECC strongly objects to the proposed changes, and views TEP's proposal as a "bad faith attempt to advance its pre-settlement agreement objectives." (AECC Brief at p. 2) Accordingly, AECC did not brief the issue, but reserved its right to argue against the positions advanced in the appropriate forum.

     RUCO's witness testified that TEP's recommendation that only customers with loads of 3 MW or greater be allowed to participate in retail competition is a reasonable option to consider, if traditional cost-of-service bundled retail rates are maintained for all other customers, and if divestiture does not occur.

                                    ANALYSIS

MARKET POWER

     All the parties to the proceeding, with the exception of APS and AUIA, agree that market power/market abuse issues are real and should be addressed. We find that APS and TEP have market power today in their Phoenix Valley, Yuma and Tucson load pockets, respectively. Moreover, we note that there is no RTO currently in existence in Arizona and believe that it is desirable to establish a process that builds upon, but goes beyond, the Arizona ISA "must-run generation" protocol to evaluate the long-term infrastructure needs of service to load pockets. We disagree that market power in the load pockets is best addressed through sole reliance on the "must-run generation" protocol of the Arizona ISA. We believe that it is appropriate to conduct market power studies that focus not only on regional market power, but on how market power can be exercised in Arizona specific areas, and how it can best be mitigated. Although Reliant posed an interesting concept to mitigate market power through a supply auction, we are not convinced that such a process is workable or appropriate in Arizona at this time. Accordingly, we adopt Staff's recommendations and will require APS and TEP to produce market power studies accompanied by market mitigation plans before allowing them to divest. Further, we agree with AECC and

                                       21                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


RUCO that the parties should seek a consensus approach to market power testing, monitoring, and mitigation.

     Our findings about market power are intended to be used for purposes of this proceeding only as they relate to the issue of asset divestiture. We are not making any finding regarding any FERC determination of market power, and our findings about market power are not intended to be used in any FERC proceeding or in another forum.

DIVESTITURE

     In retrospect, it was a good idea to delay divestiture and competitive procurement in the APS and TEP Settlement Agreements, given what has happened in the last two or so years, including the experience in California; the market volatility and illiquidity; and the lack of public confidence in the transition to electric deregulation and ability of regulators to prevent price spikes, ensure reliable service, and prevent bankruptcies. Even today, there is not agreement amongst economists, much less regulators, as to why and what happened in California, happened, and how to prevent a similar or related occurrence.

     It is clear that the  Commission  and all parties  expected  benefits  from retail competition, yet there is no active retail competition, so actual benefits are still unknown. It is said that consumers will benefit from wholesale competition, but not without the proper market structure and regulatory framework that will support it. It was anticipated that at the time that APS and TEP divested, ESPs would be providing direct access to retail customers. In actuality, no retail competition exists; market power is held by the incumbent utilities; no RTO is in effect; transmission constraints exist that potentially exacerbate market abuse; the GAO has issued a negative report on FERC's ability to manage competitive markets; both TEP and APS recognize a problem - one wants to postpone its divestiture while the other is affected by its parent's and affiliates' adverse financial considerations; proposed new generation may be cancelled if it is not able to find a market; more protections are needed against self-dealing and inappropriate affiliate transactions; and investigations are ongoing into market manipulations and improprieties. Contrary to what APS argues, these changes relate to the question of divestiture, especially to our willingness to transfer our ratemaking jurisdiction over generation assets to FERC, given its recent history regulating the wholesale market and the conclusions contained in the recent GAO report.

     We find that due to circumstances outside our control or the control of any party, and in order to protect the public interest, we must take further action to regulate the transition to competition. We want to take action in a manner that is fair to all parties and that protects ratepayers. Neither the Commission

                                       22                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


nor any party to this proceeding anticipated the current state of electric competition nor caused the problems that have been identified. Therefore, the wise course of action is to try to minimize the effects and figure out a way to move forward that will ultimately result in a market structure that performs efficiently and rationally, and that will result in the benefits that were promoted in the move to competition. As a constitutionally created state agency, our overriding concern is the public interest. This means maintaining the ability, through our jurisdiction, to insure that Arizona ratepayers receive reliable, safe, economic, and efficient electric power.

     Therefore, we find that the public interest requires that the divestiture requirement found in A.A.C. R14-2-1615(A) and our extensions of that requirement until January 1, 2003, found in Decision Nos. 61973 and 62103, must be modified in the following manner: TEP is granted a waiver of A.A.C. R14-2-1615(A); APS is granted a waiver of A.A.C. R14-2-1615(A); and both companies are hereby directed to cancel any plans to divest interests in any generating assets. Should either company wish to pursue the divestiture outlined in R14-2-1615(A) in the future, they should file applications to that effect for Commission consideration. This determination is consistent with our planned transition to competition and as we said in Decision No. 61973, ". . . the Commission must be able to make rule changes/other future modifications that become necessary over time." (Decision No. 61973 at p. 9) As we also said in Decision No. 61973, it is "not the Commission's intent to undermine the benefits that parties have bargained for." (Id.) Recognizing this, it is incumbent upon all parties to work together in such a manner that will allow competition and its expected benefits to develop in whatever timeframe is needed to make it successful, while ensuring that the citizens of Arizona have safe, reliable and fairly priced electric power. Accordingly, we will modify Decision Nos. 61973 and 62103 to stay the asset transfer provisions as outlined above.

     Further, we will modify R14-2-1606(B) and Decision Nos. 61973 and 62103's requirement that 100 percent of power purchased for Standard Offer Service shall be acquired from the competitive market, with at least 50 percent through a competitive bid process; but effective upon implementation of the outcome of Track B, we will require APS and TEP to acquire, at a minimum(8), any required power that cannot be produced from its own existing assets, through the competitive procurement process as developed in the Track B proceeding.(9) The amount of power, the timing, and the form of procurement shall be determined in the Track B proceeding. We believe that in this way we can encourage a phase-in to competition, encourage the development of a robust wholesale market for

----------
(8) APS and TEP may decide to retire or displace inefficient, uneconomic, environmentally undesirable plants.
(9) The Commission will closely monitor APS' and TEP's power procurement for potential affiliate concerns until the Track B competitive procurement process is implemented.

                                       23                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


generation, and obtain some of the benefits of the new Arizona generation resources, while at the same time protecting ratepayers.

     The waivers and actions ordered herein should allow the market power issue and any necessary future market power studies to be performed and recommendations made; allow FERC to gain experience and expertise in regulating competitive wholesale markets; increase the supply of new generation; allow for necessary revisions to the Electric Competition Rules; allow the development of an effective RTO or other such entity; allow for some transmission constraints to be resolved; allow the Commission, APS, TEP, and the parties to develop and implement a phased-in competitive procurement process; and allow all participants to analyze and learn from the events that have occurred during the past two years. We agree with TEP that the overriding concern of the Commission must continue to be "ensuring that the citizens of Arizona have safe, reliable and fairly priced electric power".

     APS' request for a change to the  competitive  procurement  requirement  of
1606(B) is no different than a request for a change to the requirement of divestiture in 1615(A).(10) Although APS tries to argue that the Commission can modify one provision (1606(B)) but not the other provision (1615(A)), the two provisions have always been paired together. Even APS witness Jack Davis testified to their linkage. When asked whether divestiture and competitive bidding under Rule 1606(B) are linked, he responds: "Absolutely, both in the historical context of the Electric Competition Rules and in the practical sense
.. . . Even during the approval process of the 1999 APS Settlement Agreement, the variance granted to Rule 1606(B) was referred to as a 'corresponding delay,' that is, 'corresponding' to the delay in implementation of Rule 1615." (Davis Direct at pp. 9-10)

     Both were treated the same in Decision No. 61973 - granted "two-year extensions", therefore, if granting a "variance" from 1606(B) would not violate the Settlement Agreement, then granting a "stay" or "variance" of 1615(A) would similarly not violate the Settlement Agreement. To the extent that any party believes that such a variance to 1615(A) is a violation of the Settlement Agreement, the Commission once again(11) urges the parties to meet and work to resolve the issue. Even if we were to believe that granting a stay or variance

----------
(10) Although upon redirect examination, Mr. Davis testified that neither the decision approving the settlement nor the addendum filed on December 1, 1999 in accordance with the Commission's order mentioned 1606(B), the Variance/PPA application at page 5 states "Decision No. 61973 provided : '[A] similar two-year extension shall be authorized for compliance with A.A.C. R14-2-1606(B).' ID. at 9.", which quote is also found in the addendum at page 3, in paragraph 5, as set forth in 4.1(1).
(11) See February 8, 2002 Procedural Order at page 8, lines 22-23.

                                       24                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


of the divestiture requirement would necessitate modification of the Settlement Agreement, the public interest requires such action.

CODE OF CONDUCT/AFFILIATED INTEREST

     We agree with Staff that the Codes of Conduct we have already approved need additional provisions and should cover an investor-owned electric utility regulated by the Commission and all affiliates in energy-related fields, including affiliates who sell power. The Commission has an interest in and jurisdiction over affiliate wholesale purchases used to serve Arizona retail customers. At a minimum, the Code of Conduct should address the items identified by Staff, including: arm's length transactions; access to confidential information; cross-subsidization; preferential treatment to affiliates; joint employment and employee transfer issues; sharing of office space, equipment, and services; proprietary customer information; financing arrangements with affiliates; and conflicts of interest. Accordingly, we will require APS and TEP to submit modifications as suggested by Staff to their Codes of Conduct as adopted in Decision No. 62416 (April 3, 2000) and Decision No. 62767 (August 2,
2000). Such proposed revisions shall be filed with the Commission and provided to any requesting party, with a hearing to be held as provided in R14-2-1616. Regarding Panda's request for a complaint procedure, we note that 1616(B)(9) currently provides for a complaint process.

JURISDICTIONAL ISSUES

     The parties are in agreement that once an asset transfer occurs, APS' acquisition of power would be wholesale transactions under the jurisdiction of the FERC and that FERC has jurisdiction over both profit and not-for-profit RTOs. The parties agree that the Commission's jurisdiction over public service corporations is unaffected whether an RTO approved by FERC is for-profit or not-for-profit.

MISCELLANEOUS ISSUES

     We agree with Staff's recommendation to form an Electric Competition Advisory Group. This will facilitate communication and information sharing among Staff, stakeholders, and market participants. Additionally, we believe that Staff should prepare and file quarterly reports detailing the activities of the Advisory Group.

     We are in general agreement with the Staff recommendations on transmission issues, and we encourage an industry-wide planning process to resolve transmission constraints. We believe that both transmission providers and merchant power plants should share the burden and obligation to resolve Arizona's transmission constraints. Further, we will order APS and TEP to work with Staff to develop a 2002 study process to resolve RMR generation concerns, such study plan results to be included in the 2004 Biennial Transmission Assessment. This would include studying and analyzing the merits of existing

                                       25                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


dependence on RMR generation instead of building transmission to resolve transmission import reliability constraints and the merits of any future contemplated utilization of RMR to defer transmission projects. Until the 2004 Biennial Transmission Assessment is issued with RMR study plan results resolved, APS and TEP shall file annual RMR study reports with the Commission in concert with their January 31 annual ten year plan for review prior to implementing any new RMR generation strategies.

     We recognize that APS has asserted that the generation units owned and built by its affiliate, PWEC, should be acquired by APS. This issue is not the subject of this Track A proceeding, and there is not sufficient evidence on the record to make a finding thereon, nor have parties had an opportunity to present evidence on the issue. If APS wishes to pursue this issue, it should file the appropriate application(s) by September 15, 2002. The results of the proceeding on such application shall not affect the amount, timing, and manner of the competitive procurement process. This proceeding should not address the ratemaking treatment of these assets. In authorizing this proceeding, we are not predetermining the relative merits of the issues to be addressed. Once an Application is filed, the Hearing Division shall promptly issue a Procedural Order scheduling a procedural conference to discuss the scope of the proceeding.

     Although TEP made a recommendation concerning changing the availability of Retail Competition, this was not an issue the Commissioners agreed to be decided in Track A, and there is insufficient evidence in the record to make a determination on this issue. Accordingly, we will not modify the direct access provisions of the Retail Electric Competition Rules at this time.

     Staff recommends that the following Rules and/or Decisions may need to be stayed/amended: A.A.C. R14-2-1606(B); A.A.C. R14-2-1611(A); A.A.C.
R14-2-1615(A); Decision No. 61973 (APS Settlement); and Decision No. 62103 (TEP Settlement).

     APS essentially argues that it does not recommend any changes, but that if divestiture is not allowed, it recommends a comprehensive review of all Electric Competition Rules to determine if other rules are also implicated, and also with other Commission decisions, such as Decision No. 62416 which approved APS' Code of Conduct but also prohibited APS from providing competitive generation.

     As contained in the discussions above, we have granted a waiver of A.A.C. R14-2-1615(A) and found that A.A.C. R14-2-1606(B) and A.A.C. R14-2-1611(A) as applied to TEP and APS' captive customers, should be stayed, and Decision No. 61973 (APS Settlement); Decision No. 62103 (TEP Settlement); Decision No. 62416 (APS Code of Conduct) and Decision No. 62767 (TEP Code of Conduct) should be

                                       26                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


modified as discussed herein. Further, we agree with APS that there should be a comprehensive review of all Electric Competition Rules to determine if other rules or Commission decisions are also implicated as a result of our determinations in Track A, and we also believe that such a review and rulemaking may be appropriate at the conclusion of Track B. Accordingly, we will direct Staff to open a rulemaking docket to address any required changes to rules, and will keep this docket open for parties to file comments upon what other decisions/issues may need to be revisited.

                     *   *   *   *   *   *   *   *   *   *

     Having considered the entire record herein and being fully advised in the premises, the Commission finds, concludes, and orders that:

                                FINDINGS OF FACT

     1. On October 18, 2001, Arizona Public Service Company filed a Request for a Partial Variance to A.A.C. R14-2-1606(B) and for Approval of a Purchase Power Agreement.

     1. By Procedural Order issued January 22, 2002, the Commission opened this generic docket on electric restructuring (Docket No. E-00000A-02-0051). The Commissioners, through a series of letters, requested that the parties respond to questions about electric competition.

     2. On January 28, 2002, Tucson Electric Power Company filed a Request for Variance (Docket No. E-01933A-02-0069).

     3. Intervention was granted to numerous parties.

     4. On March 19, 2002, Panda Gila River, L.P. filed a Request for Order to Show Cause.

     5. On March 22, 2002, Staff filed its Staff Report in the generic docket, summarizing the parties' answers to the Commissioners' questions and making recommendations about electric restructuring.

     6. On April 22, 2002, APS filed a Motion for Determination of Threshold Issue, which indicated that APS intended to submit its "30-day letter" regarding the asset transfer on approximately August 1, 2002, irrespective of the Commission's resolution of the Variance/PPA request or the proceedings in the generic electric docket.

     7. On April 25, 2002, the Commission held a Special Open Meeting at which the Commission stayed the APS Variance/PPA hearing, denied Panda's Request for an OSC, and directed that certain issues be addressed in the Generic Docket.

     8. By Procedural Order issued on May 2, 2002, a hearing was set on the issues identified by the Commission, including: the transfer of assets and associated market power issues; Code of Conduct; Affiliated Interest Rules; and jurisdictional issues raised by Chairman Mundell, collectively referred to as "Track A" issues. Track B, Competitive Procurement, was also established.

                                       27                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


     9. The May 2, 2002 Procedural Order also put the parties and the general public on notice that the Commission may initiate rulemaking(s), or, pursuant to A.R.S. ss. 40-252, after hearing, enter such orders as may be appropriate relating to electric restructuring, including variances from Commission rules and/or Decisions.

     10. Notice of the hearing was published in newspapers of general circulation in the APS and TEP service areas and statewide between May 26 and June 6, 2002.

     11. The hearing was held as scheduled. No members of the public appeared to make public comment. Witnesses testified on behalf of APS, TEP, AUIA, AECC, RUCO, Panda, Harquahala, Sempra/SWPG, Reliant, AES NE/Strategic, and Staff.

     12. By Procedural Order issued on July 10, 2002, TEP's application to amend its market generation credit was removed from this consolidated proceeding.

     13. On July 10, 2002, the parties filed briefs.

     14. The Commission has an interest in and jurisdiction over affiliate wholesale purchases used to serve Arizona retail customers.

     15. Market power could unfairly impact retail prices after divestiture and after the termination of existing price caps.

     16. The wholesale market applicable to Arizona is poorly structured and susceptible to possible malfunction and manipulation.

     17. APS has market power in its Phoenix Valley and Yuma load pockets.

     18. TEP has market power in its Tucson load pocket.

     19. APS and TEP have market power today in their Phoenix Valley, Yuma and Tucson load pockets, respectively. Full divestiture of their generating assets would limit the jurisdictional ability of this Commission to ensure that such market power does not and will not exist in the future. Thus, we find that the provisions of A.A.C. R14-2-1615(A) requiring full divestiture are, at this time, not in the public interest.

     20. APS and TEP's market power cannot be mitigated solely through reliance on competitive procurement at this time.

     21. Our findings about market power are intended to be used for the purposes of this proceeding only as they relate to the issue of asset divestiture. We are not making any finding regarding any FERC determination of market power, and our findings about market power are not intended to be used in any FERC proceeding or in another forum.

                                       28                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


     22. Asset transfers should not be permitted unless the transfer will serve the public interest.

     23. The waiver of the asset transfer requirements of A.A.C. R14-2-1615(A) serves the public interest and recognizes the current state of the wholesale market in Arizona.

     24. Absent conditions in place to address market structure concerns, generation asset transfers as contemplated in prior Commission Decisions and A.A.C. R14-2-1616(A) are not in the public interest.

     25. The wholesale market is not currently workably competitive; therefore, reliance on that market without recognizing its current uncertainty and limitations will not result in just and reasonable rates for captive customers.

     26. The FERC has not yet defined or implemented an effective regulatory and oversight approach for competitive energy markets, so assurance is lacking that wholesale electricity prices are just and reasonable.

     27. In order to transfer assets, a utility should file a market power study, a market mitigation plan, and revisions to its Code of Conduct.

     28. At the time that the Commission approved the Electric Competition Rules and the Settlement Agreements, the parties thought that retail competition was imminent and that the wholesale market would be competitive; that a significant number of retail competitors would be entering the market; and that customers would leave the incumbent utility and purchase power from the new competitors.

     29. Contrary to the parties' expectations and assumptions, the wholesale market has faltered, the new competitors have failed to materialize, and incumbent utilities have not lost customers in any meaningful number.

     30. The competitive conditions that formed the basis of the Settlement Agreement and the adoption of the Retail Electric Competition Rules have not occurred as expected.

     31. Competition and its benefits have not materialized for Arizona's small retail customers.

     32. In its Variance/PPA application, APS concluded that adherence to the competitive bidding requirements of the Electric Competition Rules will not produce the intended result of reliable retail electric service for Standard Offer customers at reasonable rates.

     33. The Codes of Conduct that we have already approved need additional provisions and should cover an investor-owned electric utility regulated by the Commission and all affiliates in energy-related fields, including affiliates who sell power at wholesale.

                                       29                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


     34. APS and TEP shall submit modifications as recommended by Staff to their Codes of Conduct as adopted in Decision No. 62416 (April 3, 2000) and Decision No. 62767 (August 2, 2000). Such proposed revisions shall be filed with the Commission and provided to any requesting party, with a hearing to be held as provided in A.A.C. R14-2-1616.

     35. A.A.C. R14-2-1615(A) should be waived and Decision Nos. 61973 and 62103 should be modified as directed herein.

     36. A.A.C. R14-2-1606(B) should be stayed and Decision Nos. 61973 and 62103 should be modified to stay the requirement that 100 percent of power purchased for Standard Offer Service shall be acquired from the competitive market, with at least 50 percent through a competitive bid process; but effective upon implementation of the outcome of Track B, we will require APS and TEP to acquire, at a minimum, any required power that cannot be produced from its own existing assets, through the competitive procurement process as developed in the Track B proceeding. The amount of power, the timing, and the form of procurement shall be determined in the Track B proceeding.

     37. We believe that requiring some power to be purchased through the competitive procurement process developed in Track B will encourage a phase-in to competition, encourage the development of a robust wholesale market for generation, and obtain some of the benefits of the new Arizona generation resources, while at the same time protecting ratepayers. We direct the parties to continue their efforts in Track B of this proceeding to develop a competitive solicitation process that can begin by March 1, 2003. For the purposes of the competitive procurement process, the pwec generating assets that APS may seek to acquire from pwec shall not be counted as aps assets in determining the amount, timing, and manner of the competitive procurement.

     38. Staff's recommendation to form an Electric Competition Advisory Group is adopted, and Staff should prepare and file quarterly reports during the first two years following the effective date of this decision,(12) detailing the activities of the Advisory Group, with the first such report filed in January 2003 and detailing activities conducted during the third quarter of this year.

     39. Both transmission providers and merchant power plants should share the burden and obligation to resolve Arizona's transmission constraints.

     40. APS and TEP should work with Staff to develop a 2002 study process to resolve RMR generation concerns, such study plan results to be included in the 2004 Biennial Transmission Assessment. This includes studying and analyzing the merits of existing dependence on RMR generation instead of building transmission

----------
(12) After two years, the reports should be filed on a semi-annual basis.

                                       30                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


to resolve transmission import reliability constraints and the merits of any future contemplated utilization of RMR to defer transmission projects.

     41. Until the 2004 Biennial Transmission Assessment is issued with RMR study plan results resolved, APS and TEP shall file annual RMR study reports with the Commission in concert with their January 31 annual ten year plan for review prior to implementing any new RMR generation strategies.

     42. Nothing in the Retail Electric Competition Rules abrogates APS and TEP's responsibility to provide reliable and reasonably priced service to their customers.

     43. The issue of APS acquiring PWEC's generation assets is not the subject of this Track A proceeding, and there is not sufficient evidence on the record to make a finding, nor have parties had an opportunity to present evidence on the issue. If APS wishes to pursue this issue, it should file the appropriate application(s) by September 15, 2002. The results of the proceeding on such application shall not affect the amount, timing, and manner of the competitive procurement process. This proceeding should not address the ratemaking treatment of these assets. In authorizing this proceeding, we are not predetermining the relative merits of the issues to be addressed. Once an Application is filed, the Hearing Division shall promptly issue a Procedural Order scheduling a procedural conference to discuss the scope of the proceeding.

     44. The continued availability of retail direct access is not an issue in this proceeding and there is insufficient evidence in the record to make a determination on this issue.

     45. The parties agree that the Commission's jurisdiction over public service corporations is unaffected whether an RTO approved by FERC is for-profit or not-for profit.

     46. It is incumbent upon all parties to work together in such a manner that will allow competition and its expected benefits to develop in whatever timeframe is needed to make it successful, while ensuring that the citizens of Arizona have safe, reliable and fairly priced electric power.

                               CONCLUSIONS OF LAW

     1. The Commission has jurisdiction over these proceedings.

     2. Notice of these proceedings was given as required by law.

     3. Pursuant to Article 15, ss. 3 of the Arizona Constitution, the Commission has full power to make and enforce reasonable rules, regulations, and orders for convenience, comfort, and safety and the preservation of the health of the employees and patrons of public service corporations.

     4. Pursuant to A.R.S. ss. 40-361, every public service corporation shall furnish and maintain such service, equipment and facilities as will promote the

                                       31                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


safety, health, comfort and convenience of its patrons, employees and the public, and as will be in all respects adequate, efficient, and reasonable.

     5. Pursuant to A.R.S.ss.ss.40-321 and 40-331, the Commission has broad authority to regulate the service and facilities of public service corporations in order to protect the public.

     6. The evidence presented in this proceeding demonstrates that, at this time, pursuant to Article 15, ss.3 of the Arizona Constitution and A.R.S. ss.ss. 40-361, -321, and -331, the public interest requires the suspension of the time deadline requirements of A.A.C. R14-2-1606(B), as amended by Decision Nos. 61973 and 62103, pending a Decision in these dockets on the Track B issues.

     7. The evidence presented in this proceeding demonstrates that, at this time, pursuant to Article 15,ss.3 of the Arizona Constitution and A.R.S.ss.ss.40-361, -321, and -331, the public interest requires the waiver of A.A.C. R14-2-1615(A), as amended by Decision Nos. 61973 and 62103, and further, to prohibit the transfer of generation assets.

     8. The evidence presented in this proceeding demonstrates that, at this time, pursuant to Article 15,ss.3 of the Arizona Constitution and A.R.S.ss.ss.40-361 the public interest requires the suspension of A.A.C. R14-2-1611(A)'s applicability to APS and TEP's captive customers.

     9. The Codes of Conduct as adopted in Decision No. 62416 (April 3, 2000) and Decision No. 62767 (August 2, 2000) must be revised in order to protect the public interest.

     10. A rulemaking proceeding to review the Retail Electric Competition Rules in light of our decisions herein and to address issues resolved in Track B, and to amend A.A.C. R14-2-1615(A), A.A.C. R14-2-1606(B), and A.A.C. R14-2-1611(A)
should be initiated immediately.

     11. The Commission's jurisdiction over public service corporations is unaffected by whether such public service corporations participate in a for-profit or not-for profit RTO.

     12. Our findings about market power are intended to be used for purposes of this proceeding only as they relate to the issue of asset divestiture. We are not making any finding regarding any FERC determination of market power, and our findings about market power are not intended to be used in any FERC proceeding or in another forum.

                                      ORDER

     IT IS THEREFORE ORDERED that Tucson Electric Power Company and Arizona Public Service Company are granted waivers of A.A.C. R14-2-1615(A), Decision Nos. 61973 and 62103 are modified as discussed herein, and both companies are hereby ordered to cancel any plans to divest interests in any generating assets.

                                       32                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


     IT IS FURTHER ORDERED that A.A.C. R14-2-1606(B) is stayed and Decision Nos. 61973 and 62103 are modified to stay the requirement that 100 percent of power purchased for Standard Offer Service shall be acquired from the competitive market, with at least 50 percent through a competitive bid process.

     IT IS FURTHER ORDERED that A.A.C. R14-2-1611(A)'s applicability to APS and TEP's captive customers is stayed.

     IT IS FURTHER ORDERED that upon implementation of the outcome of Track B, APS shall acquire, at a minimum, any required power that cannot be produced from its own existing assets, through the competitive procurement process as developed in the Track B proceeding. The minimum amount of power, the timing, and the form of procurement shall be determined in the Track B proceeding.

     IT IS FURTHER ORDERED that upon implementation of the outcome of Track B, TEP shall acquire, at a minimum, any required power that cannot be produced from its own existing assets, through the competitive procurement process as developed in the Track B proceeding. The minimum amount of power, the timing, and the form of procurement shall determined in the Track B proceeding.

     IT IS FURTHER ORDERED that the parties are directed to continue their efforts in Track B of this proceeding to develop a competitive solicitation process that can begin by March 1, 2003. For the purposes of the competitive solicitation process, the PWEC generating assets that APS may seek to acquire from PWEC, shall not be counted as APS assets in determining the amount, timing and manner of the competitive solicitation.

     IT IS FURTHER ORDERED that Staff shall open a rulemaking to review the Retail Electric Competition Rules in light of our decisions herein and to address issues resolved in Track B, and to amend A.A.C. R14-2-1615(A), A.A.C. R14-2-1606(B), and A.A.C. R14-2-1611(A).

     IT IS FURTHER ORDERED that APS and TEP shall work with Staff to develop a plan as discussed herein to resolve reliability must-run generation concerns. Staff shall include results of such a plan in the 2004 Biennial Transmission Assessment.

     IT IS FURTHER ORDERED that APS and TEP shall file annual reliability must-run generation study reports with the Commission in concert with their January 31 ten year plan, for review prior to implementing any new RMR generation strategies until the 2004 Biennial Transmission Assessment is issued.

     IT IS FURTHER  ORDERED  that if APS wishes to pursue the issue of acquiring
PWEC's  generation  assets,  it shall  file the  appropriate  application(s)  by

                                       33                   DECISION NO. _______

                                              DOCKET NO. E-00000A-02-0051 ET AL.


September 15, 2002. The results of the proceeding on such application shall not affect the amount, timing, and manner of the competitive procurement process. This proceeding should not address the ratemaking treatment of these assets. In authorizing this proceeding, we are not predetermining the relative merits of the issues to be addressed. Once an Application is filed, the Hearing Division shall promptly issue a Procedural Order scheduling a procedural conference to discuss the scope of the proceeding.

     IT IS FURTHER ORDERED that APS and TEP shall submit modifications as recommended by Staff to their Codes of Conduct as adopted in Decision No. 62416 (April 3, 2000) and Decision No. 62767 (August 2, 2000). Such proposed revisions shall be filed with the Commission and provided to any requesting party, within 60 days of the effective date of this Decision.

     IT IS FURTHER ORDERED that an Electric Competition Advisory Group is hereby formed in order to facilitate communication and information sharing among Staff, stakeholders, and market participants.

     IT IS FURTHER ORDERED that Staff shall prepare and file reports detailing the activities of the Advisory Group, as directed herein.

     IT IS FURTHER ORDERED that APS and TEP shall comply with all of the findings and orders discussed herein.

     IT  IS  FURTHER   ORDERED  that  this  Decision   shall  become   effective
immediately.

                 BY ORDER OF THE ARIZONA CORPORATION COMMISSION.


--------------------------------------------------------------------------------
CHAIRMAN                         COMMISSIONER                       COMMISSIONER


                                        IN WITNESS WHEREOF,  I, BRIAN C. McNEIL,
                                        Executive   Secretary   of  the  Arizona
                                        Corporation Commission, have hereunto set my hand and caused the official seal of the Commission to be affixed at the Capitol, in the City of Phoenix, this day of _________, 2002.



                                        --------------------------
                                        BRIAN C. McNEIL
                                        EXECUTIVE SECRETARY



DISSENT ____________
LAF

                                       34                   DECISION NO. _______

SERVICE LIST FOR:                            GENERIC PROCEEDINGS, ARIZONA PUBLIC
                                             SERVICE COMPANY and TUCSON ELECTRIC
                                             POWER COMPANY

DOCKET NOS.:                                 E-00000A-02-0051, E-01345A-01-0822,
                                             E-00000A-01-0630, E-01933A-02-0069

Lindy Funkhouser                                       COLUMBUS ELECTRIC COOPERATIVE, INC.
Scott S. Wakefield                                     P.O. Box 631
RUCO                                                   Deming, New Mexico 88031
1110 W. Washington, Suite 220
Phoenix, Arizona 85007                                 CONTINENTAL DIVIDE ELECTRIC COOPERATIVE
                                                       P.O. Box 1087
Michael A. Curtis                                      Grants, New Mexico 87020
William P. Sullivan
Paul R. Michaud                                        DIXIE ESCALANTE RURAL ELECTRIC ASSOCIATION
MARTINEZ & CURTIS, P.C.                                CR Box 95
2712 North 7th Street                                  Beryl, Utah 84714
Phoenix, Arizona 85006
Attorneys for Arizona Municipal Power                  GARKANE POWER ASSOCIATION, INC.
Users' Association, Mohave Electric                    P.O. Box 790
Cooperative, Inc., Navopache Electric                  Richfield, Utah 84701
Cooperative, Inc., Reliant Resources,
Inc. & Primesouth, Inc.                                ARIZONA DEPT OF COMMERCE
                                                       ENERGY OFFICE
Walter W. Meek, President                              3800 North Central Avenue, 12th Floor
ARIZONA UTILITY INVESTORS ASSOCIATION                  Phoenix, Arizona 85012
2100 N. Central Avenue, Suite 210
Phoenix, Arizona 85004                                 ARIZONA COMMUNITY ACTION ASSOC.
                                                       2627 N. 3rd Street, Suite 2
Rick Gilliam                                           Phoenix, Arizona 85004
Eric C. Guidry
LAND AND WATER FUND OF THE ROCKIES                     TUCSON ELECTRIC POWER CO.
ENERGY PROJECT                                         Legal Dept - DB203
2260 Baseline Road, Suite 200                          220 W 6th Street
Boulder, Colorado 80302                                P.O. Box 711
                                                       Tucson, Arizona 85702-0711
Terry Frothun
ARIZONA STATE AFL-CIO                                  A.B. Baardson
5818 N. 7th Street, Suite 200                          NORDIC POWER
Phoenix, Arizona 85014-5811                            6464 N. Desert Breeze Ct.
                                                       Tucson, Arizona 85750-0846
Norman J. Furuta
DEPARTMENT OF THE NAVY                                 Jessica Youle
900 Commodore Drive, Building 107                      PAB300
San Bruno, California 94066-5006                       SALT RIVER PROJECT
                                                       P.O. Box 52025
Barbara S. Bush                                        Phoenix, Arizona 85072-2025
COALITION FOR RESPONSIBLE ENERGY EDUCATION
315 West Riviera Drive                                 Joe Eichelberger
Tempe, Arizona 85252                                   MAGMA COPPER COMPANY
                                                       P.O. Box 37
Sam Defraw (Attn. Code 00I)                            Superior, Arizona 85273
Rate Intervention Division
NAVAL FACILITIES ENGINEERING COMMAND                   Craig Marks
Building 212, 4th Floor                                CITIZENS UTILITIES COMPANY
901 M Street, SE                                       2901 N. Central Avenue, Suite 1660
Washington, DC  20374-5018                             Phoenix, Arizona 85012-2736

Rick Lavis                                             Barry Huddleston
ARIZONA COTTON GROWERS ASSOCIATION                     DESTEC ENERGY
4139 East Broadway Road                                P.O. Box 4411
Phoenix, Arizona 85040                                 Houston, Texas 77210-4411

Steve Brittle                                          Steve Montgomery
DON'T WASTE ARIZONA, INC.                              JOHNSON CONTROLS
6205 South 12th Street                                 2032 West 4th Street
Phoenix, Arizona 85040                                 Tempe, Arizona 85281

                                       35                   DECISION NO. _______

Terry Ross                                             Michael Grant
CENTER FOR ENERGY AND                                  GALLAGHER & KENNEDY
ECONOMIC DEVELOPMENT                                   2575 East Camelback Road
P.O. Box 288                                           Phoenix, Arizona 85016-9225
Franktown, Colorado 80116-0288                         Attorneys for AEPCO, Graham County Electric
                                                       Cooperative, and Duncan Valley Electric
Clara Peterson                                         Cooperative.
AARP
HC 31, Box 977                                         Vinnie Hunt
Happy Jack, Arizona 86024                              CITY OF TUCSON
                                                       Department of Operations
Larry McGraw                                           4004 S. Park Avenue, Building #2
USDA-RUS                                               Tucson, Arizona 85714
6266 Weeping Willow
Rio Rancho, New Mexico 87124                           Ryle J. Carl III
                                                       INTERNATION BROTHERHOOD OF
Jim Driscoll                                           ELECTRICAL WORKERS, L.U. #1116
ARIZONA CITIZEN ACTION                                 750 S. Tucson Blvd.
5160 E. Bellevue Street, Apt. 101                      Tucson, Arizona 85716-5698
Tucson, AZ  85712-4828
                                                       Carl Dabelstein
William Baker                                          CITIZENS COMMUNICATIONS
ELECTRICAL DISTRICT NO. 6                              2901 N. Central Ave., Suite 1660
7310 N. 16th Street, Suite 320                         Phoenix, Arizona 85012
Phoenix, Arizona 85020
                                                       William J. Murphy
Robert Julian                                          CITY OF PHOENIX
PPG                                                    2631 S. 22nd Avenue
1500 Merrell Lane                                      Phoenix, Arizona 85009
Belgrade, Montana 59714
                                                       Russell E. Jones
C. Webb Crockett                                       WATERFALL ECONOMIDIS CALDWELL HANSHAW &
Jay L. Shapiro                                         VILLAMANA, P.C.
FENNEMORE CRAIG, PC                                    5210 E. Williams Circle, Suite 800
3003 N. Central Avenue, Suite 2600                     Tucson, Arizona 85711
Phoenix, Arizona 85012-2913                            Attorneys for Trico Electric Cooperative, Inc.
Attorneys for Panda Gila River, L.P.
                                                       Christopher Hitchcock
Robert S. Lynch                                        HITCHCOCK & HICKS
340 E. Palm Lane, Suite 140                            P.O. Box 87
Phoenix, Arizona 85004-4529                            Bisbee, Arizona 85603-0087
Attorney for Arizona Transmission Dependent            Attorney for Sulphur Springs Valley
  Utility Group                                                 Electric Cooperative, Inc.

K.R. Saline                                            Andrew Bettwy
K.R. SALINE & ASSOCIATES                               Debra Jacobson
Consulting Engineers                                   SOUTHWEST GAS CORPORATION
160 N. Pasadena, Suite 101                             5241 Spring Mountain Road
Mesa, Arizona 85201-6764                               Las Vegas, Nevada 89150-0001

Carl Robert Aron                                       Barbara R. Goldberg
Executive Vice President and COO                       OFFICE OF THE CITY ATTORNEY
ITRON, INC.                                            3939 Civic Center Blvd.
2818 N. Sullivan Road                                  Scottsdale, Arizona 85251
Spokane, Washington 99216
                                                       Bradford A. Borman
Douglas Nelson                                         PACIFICORP
DOUGLAS C. NELSON PC                                   201 S. Main, Suite 2000
7000 N. 16th Street, Suite 120-307                     Salt Lake City, Utah 84140
Phoenix, Arizona 85020-5547
Attorney for Calpine Power Services                    Timothy M. Hogan
                                                       ARIZONA CENTER FOR LAW
Lawrence V. Robertson Jr.                                IN THE PUBLIC INTEREST
MUNGER CHADWICK, PLC                                   202 E. McDowell Rd., Suite 153
333 North Wilmot, Suite 300                            Phoenix, Arizona 85004
Tucson, Arizona 85711-2634
Attorney for PG&E Energy Services Corp                 Marcia Weeks
                                                       18970 N. 116th Lane
Albert Sterman                                         Surprise, Arizona 85374
ARIZONA CONSUMERS COUNCIL
2849 East 8th Street
Tucson, Arizona 85716

                                       36                   DECISION NO. _______

John T. Travers                                        Jay I. Moyes
William H. Nau                                         MOYES STOREY
272 Market Square, Suite 2724                          3003 N. Central Ave., Suite 1250
Lake Forest, Illinois 60045                            Phoenix, Arizona 85012
                                                       Attorneys for PPL Southwest Generation
Timothy Michael Toy                                    Holdings, LLC; PPL EnergyPlus, LLC and PPL
WINTHROP, STIMSON, PUTNAM & ROBERTS                    Sundance Energy, LLC
One Battery Park Plaza
New York, New York 10004-1490                          Stephen L. Teichler
                                                       Stephanie A. Conaghan
Raymond S. Heyman                                      DUANE MORRIS & HECKSCHER, LLP
Michael W. Patten                                      1667 K Street NW, Suite 700
ROSHKA HEYMAN & DEWULF, PLC                            Washington, DC  20006
400 E. Van Buren, Suite 800
Phoenix, Arizona 85004                                 Kathy T. Puckett
Attorneys for Tucson Electric Power Co.                SHELL OIL COMPANY
                                                       200 N. Dairy Ashford
Chuck Miessner                                         Houston, Texas  77079
NEV SOUTHWEST LLC
P.O. Box 711, Mailstop-DA308                           Andrew N. Chau
Tucson, Arizona 85702-0711                             SHELL ENERGY SERVICES CO., LLC
                                                       1221 Lamar, Suite 1000
Billie Dean                                            Houston, Texas 77010
AVIDD
P O Box 97                                             Peter Q. Nyce, Jr.
Marana, Arizona  85652-0987                            DEPARTMENT OF THE ARMY
                                                       JALS-RS Suite 713
Raymond B. Wuslich                                     901 N. Stuart Street
WINSTON & STRAWN                                       Arlington, Virginia 22203-1837
1400 L Street, NW
Washington, DC  20005                                  Michelle Ahlmer
                                                       ARIZONA RETAILERS ASSOCIATION
Steven C. Gross                                        224 W. 2nd Street
PORTER SIMON                                           Mesa, Arizona 85201-6504
40200 Truckee Airport Road
Truckee, California  96161-3307                        Dan Neidlinger
Attorneys for M-S-R Public Power Agency                NEIDLINGER & ASSOCIATES
                                                       3020 N. 17th Drive
Donald R. Allen                                        Phoenix, Arizona 85015
John P. Coyle
DUNCAN & ALLEN                                         Chuck Garcia
1575 Eye Street, N.W.,, Suite 300                      PNM, Law Department
Washington, DC  20005                                  Alvardo Square, MS 0806
                                                       Albuquerque, New Mexico  87158
Ward Camp
PHASER ADVANCED METERING SERVICES                      Sanford J. Asman
400 Gold SW, Suite 1200                                570 Vinington Court
Albuquerque, New Mexico  87102                         Dunwoody, Georgia  30350-5710

Theresa Drake                                          Patricia Cooper
IDAHO POWER COMPANY                                    AEPCO/SSWEPCO
P.O. Box 70                                            P.O. box 670
Boise, Idaho  83707                                    Benson, Arizona 85602

Libby Brydolf                                          Steve Segal
CALIFORNIA ENERGY MARKETS NEWSLETTER                   LEBOEUF, LAMB, GREENE, & MACRAE
2419 Bancroft Street                                   633 17th Street, Suite 2000
San Diego, California 92104                            Denver, Colorado  80202-3620

Paul W. Taylor                                         Holly E. Chastain
R W BECK                                               SCHLUMBERGER RESOURCE
14635 N. Kierland Blvd., Suite 130                       MANAGEMENT SERVICES, INC.
Scottsdale, Arizona 85254-2769                         5430 Metric Place
                                                       Norcross, Georgia  30092-2550
James P. Barlett
5333 N. 7th Street, Suite B-215                        Leslie Lawner
Phoenix, Arizona 85014                                 ENRON CORP
Attorney for Arizona Power Authority                   712 North Lea
                                                       Roswell, New Mexico  88201

                                                       Alan Watts
                                                       Southern California Public Power Agency
                                                       529 Hilda Court
                                                       Anaheim, California  92806

                                       37                   DECISION NO. _______

Frederick M. Bloom                                     Steven Lavigne
Commonwealth Energy Corporation                        DUKE ENERGY
15991 Red Hill Avenue, Suite 201                       4 Triad Center, Suite 1000
Tustin, California  92780                              Salt Lake City, Utah 84180
                                                       Dennis L. Delaney
Margaret McConnell                                     K.R. SALINE & ASSOC.
Maricopa Community Colleges                            160 N. Pasadena, Suite 101
2411 W. 14th Street                                    Mesa, Arizona 85201-6764
Tempe, Arizona 85281-6942
                                                       Kevin C. Higgins
Brian Soth                                             ENERGY STRATEGIES, LLC
FIRSTPOINT SERVICES, INC.                              30 Market Street, Suite 200
1001 S.W. 5th Ave, Suite 500                           Salt Lake City, Utah 84101
Portland, Oregon 92704
                                                       Michael L. Kurtz
Jay Kaprosy                                            BORHM KURTZ & LOWRY
PHOENIX CHAMBER OF COMMERCE                            36 E. Seventh Street, Suite 2110
201 N. Central Ave., 27th Floor                        Cincinnati, Ohio 45202
Phoenix, Arizona 85073
                                                       David Berry
Kevin McSpadden                                        P.O. Box 1064
MILBANK, TWEED, HADLEY AND                             Scottsdale, Arizona 85252
  MCCLOY, LLP
601 S. Figueroa, 30th Floor                            William P. Inman
Los Angeles, California 90017                          Dept. of Revenue
                                                       1600 W. Monroe, Room 911
M.C. Arendes, Jr.                                      Phoenix, Arizona 85007
C3 COMMUNICATIONS, INC.
2600 Via Fortuna, Suite 500                            Robert Baltes
Austin, Texas 78746                                    ARIZONA COGENERATION ASSOC.
                                                       7250 N. 16th Street, Suite 102
Patrick J. Sanderson                                   Phoenix, Arizona 85020-5270
ARIZONA INDEPENDENT SCHEDULING
  ADMINISTRATOR ASSOCIATION                            Jana Van Ness
P.O. Box 6277                                          APS
Phoenix, Arizona 85005-6277                            Mail Station 9905
                                                       P.O. Box 53999
Roger K. Ferland                                       Phoenix, Arizona 85072-3999
QUARLES & BRADY STREICH LANG, L.L.P.
Renaissance One                                        David Couture
Two North Central Avenue                               TEP
Phoenix, Arizona 85004-2391                            4350 E. Irvington Road
                                                       Tucson, Arizona 85714
Charles T. Stevens
Arizonans for Electric Choice & Competition            Kelly Barr
245 W. Roosevelt                                       Jana Brandt
Phoenix, Arizona 85003                                 SRP
                                                       Mail Station PAB211
Mark Sirois                                            P.O. Box 52025
Arizona Community Action Assoc.                        Phoenix, Arizona 85072-2025
2627 N. Third Street, Suite 2
Phoenix, Arizona 85004                                 Randall H. Warner
                                                       JONES SKELTON & HOCHULI PLC
Jeffrey Guldner                                        2901 N. Central Avenue, Suite 800
Thomas L. Mumaw                                        Phoenix, Arizona 85012
SNELL & WILMER
400 E. Van Buren,                                      John A. LaSota, Jr.
One Arizona Center                                     MILLER LASOTA & PETERS, PLC
Phoenix, Arizona 85004-0001                            5225 N. Central Ave., Suite 235
                                                       Phoenix, Arizona 85012
Steven J. Duffy
RIDGE & ISAACSON PC                                    Peter W. Frost
3101 N. Central Avenue, Suite 740                      Conoco Gas and Power Marketing
Phoenix, Arizona 85012                                 600 N. Dairy Ashford, CH-1068
                                                       Houston, Texas 77079
Greg Patterson
5432 E. Avalon                                         Joan Walker-Ratliff
Phoenix, Arizona 85018                                 Conoco Gas and Power Marketing
                                                       1000 S. Pine, 125-4 ST UPO
John Wallace                                           Ponca City, Oklahoma 74602
Grand Canyon State Electric Co-op
120 N. 44th Street, Suite 100
Phoenix, Arizona 85034-1822

                                       38                   DECISION NO. _______

Vicki G. Sandler                                       Larry F. Eisenstat
C/o Linda Spell                                        Frederick D. Ochsenhirt
APS Energy Services                                    Michael R. Engleman
P.O. Box 53901                                         DICKSTEIN SHAPIRO MORIN & OSHINSKY LLP
Mail Station 8103                                      2101 L Street, NW
Phoenix, Arizona 85072-3901                            Washington, DC 20037-1526

Lori Glover                                            David A. Crabtree
STIRLING ENERGY SYSTEMS                                Dierdre A. Brown
2920 E. Camelback Rd., Suite 150                       TECO POWER SERVICES CORP.
Phoenix, Arizona 85016                                 P.O. Box 111
                                                       Tampa, Florida 33602
Jeff Schlegel
SWEEP                                                  Michael A. Trentel
1167 Samalayuca Drive                                  Patrick W. Burnett
Tucson, Arizona 85704-3224                             PANDA ENERGY INTERNATIONAL INC
                                                       4100 Spring Valley, Suite 1010
Howard Geller                                          Dallas, Texas 75244
SWEEP
2260 Baseline Rd., Suite 200                           Theodore E. Roberts
Boulder, Colorado 80302                                SEMPRA ENERGY RESOURCES
                                                       101 Ash Street, HQ 12-B
Mary-Ellen Kane                                        San Diego, California 92101-3017
ACAA
2627 N. 3rd Street, Suite Two                          Jesse Dillon
Phoenix, Arizona 85004                                 PPL Services Corp.
                                                       2 N. Ninth Street
Aaron Thomas                                           Allentown, Pennsylvania 18101-1179
AES NewEnergy
350 S. Grand Avenue, Suite 2950                        Gary A. Dodge
Los Angeles, California 90071                          HATCH, JAMES & DODGE
                                                       10 W. Broadway, Suite 400
Theresa Mead                                           Salt Lake City, Utah 84101
AES NewEnergy
P.O. Box 65447                                         Christopher Kempley, Chief Counsel
Tucson, Arizona 85728                                  ARIZONA CORPORATION COMMISSION
                                                       1200 W. Washington Street
Peter Van Haren                                        Phoenix, Arizona 85007
CITY OF PHOENIX
Attn: Jesse W. Sears                                   Ernest G. Johnson, Utilities Division
200 W. Washington Street, Suite 1300                   ARIZONA CORPORATION COMMISSION
Phoenix, Arizona 85003-1611                            1200 West Washington Street
                                                       Phoenix, Arizona 85007
Robert Annan
ARIZONA CLEAN ENERGY INDUSTRIES ALLIANCE
6605 E. Evening Glow Drive
Scottsdale, Arizona 85262

Curtis L. Kebler
RELIANT RESOURCES, INC.
8996 Etiwanda Avenue
Rancho Cucamonga, California 91739

Philip Key
RENEWABLE ENERGY LEADERSHIP GROUP
10631 E. Autumn Sage Drive
Scottsdale, Arizona 85259

Paul Bullis
OFFICE OF THE ATTORNEY GENERAL
1275 W. Washington Street
Phoenix, Arizona 85007

Laurie Woodall
OFFICE OF THE ATTORNEY GENERAL
15 S. 15th Avenue
Phoenix, Arizona 85007

Donna M. Bronski
CITY OF SCOTTSDALE
3939 N. Drinkwater Blvd
Scottsdale, Arizona 85251
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                                       39                   DECISION NO. _______